SECURITIES REPURCHASE AGREEMENT

THIS SECURITIES REPURCHASE AGREEMENT (“Agreement”), dated as of February 1, 2007 (“Effective Date”), is by and between Reclamation Consulting and Applications, Inc. ("Company"), and AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC (collectively, the “ Sellers”). The Company and the Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, on June 23, 2005, the Sellers purchased an aggregate of (i) $2,000,000 in secured convertible notes (the “Notes”) and (ii) warrants to purchase 8,000,000 shares of the Company’s common stock (the “Warrants”), pursuant to agreements and other documentation listed in Exhibit A attached hereto, and including all amendments thereto (the “Initial Purchase Documents”).

WHEREAS, the Sellers desire to sell to the Company and the Company desires to repurchase from the Sellers, the Note and Warrants (collectively, the “Securities”) upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises, and the promises and respective mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SECURITIES

1.1  Sale of the Securities. The Parties hereby agree that the Company shall repurchase the Securities as set forth herein, and the Sellers shall sell them to the Company, subject to and in accordance with the terms and conditions contained in this Agreement. Upon payment of the Note Purchase Prices (as defined herein) by the Company to the Sellers pursuant to Section 1.3 (the "Note Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Sellers shall sell to the Company, and the Company shall purchase from the Sellers, the Notes. Upon payment of the Warrant Purchase Prices by the Company to the Sellers pursuant to Section 1.3 (the "Warrant Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Sellers shall sell to the Company, and the Company shall purchase from the Sellers, the Warrants.

1.2  Instruments of Conveyance and Transfer. As soon as practicable after the Note Closing, the Sellers shall deliver the Notes to the Company. As soon as practicable after the Warrant Closing, the Sellers shall deliver the Warrants to the Company.

1.3  Consideration and Payment for the Notes and Warrants. In consideration for the Notes, the Company shall (i) pay each Seller an amount equal to the outstanding balance of principal and, accrued interest as of the Note Closing on such Seller’s respective Note plus a prepayment penalty equal to thirty percent (30%) of such outstanding balance which the Parties agree shall, as of March 30, 2007, be in the amounts set forth in Exhibit B, attached hereto (the “Note Cash Prices”), and (ii) issue to the Sellers three million, two hundred fifty thousand (3,250,000) shares of the Company’s restricted common stock as set forth in Exhibit D, attached hereto (the “Company Shares”) (collectively, the Note Cash Prices and the Company Shares shall constitute the “Note Purchase Prices”). In consideration for the Warrants, the Company shall pay to each Seller the respective amount set forth in Exhibit C attached hereto (the “Warrant Purchase Prices”). On or before March 30, 2007, the Company shall deliver Note Purchase Prices to the Sellers by payment of the Note Cash Prices and by delivering stock certificates to the Sellers evidencing their respective ownership of the Company Shares. On or before April 30, 2007, the Company shall deliver the Warrant Purchase Prices to Sellers. In the event the Company fails to deliver the Note Purchase Prices to the Sellers by March 30, 2007, this Agreement shall be deemed null and void, with no binding obligation on the part of either Party with respect to the sale of the Notes or the Warrants. In the event the Company fails to deliver the Warrant Purchase Prices to the Sellers by April 30, 2007, the provisions of this Agreement relating to the sale of the Warrants shall be deemed null and void, with no binding obligation on the part of either Party with respect to the sale of the Warrants.

1.4  Initial Purchase Documents. As of the Effective Date, provided that the Company makes the payments detailed in Exhibit E attached hereto (the “Monthly Note Payments”) and does not otherwise breach any material terms of this Agreement, (i) the Sellers shall have no further rights under the Initial Purchase Documents, (ii) the Company shall have no further obligations under the Initial Purchase Documents, and (iii) Gordon Davies shall have no further obligations or responsibilities under the Guaranty and Pledge Agreement dated June 23, 2005 and any amendments thereto. In the event, the Company fails to make the Monthly Note Payments or breaches any material terms of this Agreement (including any failure to pay the Note Purchase Prices by March 30, 2007 as required hereby, or failure to pay the Warrant Purchase Prices by April 30, 2007), the Initial Purchase Documents shall continue in full force and effect.

1.5  Release of Security Instruments. Within five (5) business days following the Note Closing, the Sellers shall execute and deliver to the Company any and all documents requested by the Company to evidence the release of security interests created by the Initial Purchase Documents in favor of the Sellers, or any of them, and to terminate all security instruments filed by them against any assets of the Company and Gordon Davies, individually, pursuant to the Initial Purchase Documents.

ARTICLE 2
REPRESENTATIONS AND COVENANTS OF SELLERS AND COMPANY

2.1  The Sellers hereby represent and warrant that:

(a)  Immediately upon Note Closing, and subject to the payment of the Note Purchase Prices to the Sellers, the Sellers shall deliver to the Company the Notes. Upon their transfer to the Company at the Note Closing, the Notes shall be free and clear of all liens, charges, security interests, pledges, encumbrances, charges, restrictions, liabilities, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent (collectively, “Liens”). Immediately upon Warrant Closing, and subject to the payment of the Warrant Purchase Prices to the Sellers, the Sellers shall deliver to the Company the certificates evidencing the Warrants. Upon their transfer to the Company at the Warrant Closing, the Warrants shall be free and clear of all Liens.

(b)  Each Seller has adequate means of providing for its current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Company Shares offered by the Company of the size contemplated. Each Seller represents that it is able to bear the economic risk of receiving the Company Shares pursuant to this Agreement. Each Seller has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of the Company officers and directors regarding the Company and its business as such Seller has deemed appropriate.

(c)  Each Seller is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”).

(d)  Each Seller is acquiring the Company Shares solely for such Seller’s own account as a principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Company Shares.

(e)  The Sellers will not sell or otherwise transfer the Company Shares without registration under the Act or an exemption therefrom and fully understand and agrees that the Sellers must bear the economic risk of investing in the Company Shares for an indefinite period of time because, among other reasons, the Company Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

(f)  Each Seller has had an opportunity (i) to discuss the Company's business, management and financial affairs with management of the Company and (ii) to review the Company's operations and facilities.

(g)  From the date hereof through April 30, 2007, no Seller shall assign, transfer or otherwise convey to any other person, whether by contract or by operation of law, any of such Seller’s right, title or interest in and to this Agreement and any Initial Purchase Document.

2.2  The Company represents and warrants to the Sellers as follows:

(a)  The Company is acquiring the Securities solely for the Company’s own account as principal, and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Securities.

(b)  At and as of the Note Closing, the purchase of the Notes shall have been duly authorized by the appropriate corporate action of the Company. At and as of the Warrant Closing, the purchase of the Warrants shall have been duly authorized by the appropriate corporate action of the Company.

(c)  At the Note Closing, the Company shall deliver to the Sellers certificates representing the Company Shares subject to no Liens and no restriction on transfer other than as set forth in the legend on the certificate, which legend shall provide substantially as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(d)  The Company represents that the Company Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144"), that the Company Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Company Shares cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or unless Sellers comply with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(e)   The Company is obligated to register the Company Shares in any qualifying registration statement filed by the Company with the Securities and Exchange Commission after the Note Closing (excluding any registration statements filed on Forms S-4 or S-8 or post-effective amendments to existing registration statements), so that holders of the Company Shares shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company or other shareholders are being sold pursuant to any such registration statement, subject to such reasonable lockup provisions as may be proposed by the underwriter of said registration statement.

(f)  The Company makes no other representations or warranties with respect to the Company Shares or the Company.

ARTICLE 3
MISCELLANEOUS

3.1  Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No agreement, understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

3.2  Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

If to the Sellers:	AJW Partners, LLC,
AJW Qualified Partners, LLC,
AJW Offshore, Ltd.
New Millennium Partners II, LLC
1044 Northern Boulevard, Suite 302
Roslyn, New York 11576
Fax: (516) 739-7115
Attn: Corey S. Ribotsky, Manager

If to the Company:	Reclamation Consulting and Applications, Inc.
940 Calle Amanecer, Suite E
San Clemente, CA 92673
Fax: (949) 542-7444
Attn: Gordon Davies, CEO

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

3.3  Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

3.4  Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5  Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Any original signature of one party delivered by facsimile to any other party shall be deemed an original signature for all purposes.

3.6  Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

3.7  Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

THE COMPANY:

RECLAMATION CONSULTING AND APPLICATIONS, INC.

By: /S/ GORDON DAVIES
       Gordon Davies
       President

THE SELLERS:

AJW PARTNERS, LLC

By: SMS Group, LLC
       Manager

By:  /S/ COREY S. RIBOTSKY
        Corey S. Ribotsky
        Manager

AJW OFFSHORE, LTD.

By: First Street Manager II, LLC
Manager

By:  /S/ COREY S. RIBOTSKY
        Corey S. Ribotsky
        Manager

AJW QUALIFIED PARTNERS, LLC

By: AJW Manager, LLC
Manager

By:  /S/ COREY S. RIBOTSKY
        Corey S. Ribotsky
        Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC

By:  First Street Manager II, LLC
        Manager

By:  /S/ COREY S. RIBOTSKY
        Corey S. Ribotsky
        Manager

EXHIBIT A

INITIAL PURCHASE DOCUMENTS

1.
Securities Purchase Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

2.	Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated June 23, 2005.

3.	Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated June 23, 2005.

4.	Callable Secured Convertible Note issued to AJW Partners, LLC, dated June 23, 2005.

5.	Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated June 23, 2005.

6.	Stock Purchase Warrant issued to AJW Offshore, Ltd., dated June 23, 2005.

7.	Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated June 23, 2005.

8.	Stock Purchase Warrant issued to AJW Partners, LLC, dated June 23, 2005.

9.	Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated June 23, 2005.

10.
Registration Rights Agreement, dated as of June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

11.
Security Agreement, dated as of June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

12.
Intellectual Property Security Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

13.
Guaranty and Pledge Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc., Gordon Davies, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

EXHIBIT B

NOTE CASH PRICES AS OF MARCH 30, 2007

	Outstanding Balance of Accrued Interest and Principal on Notes calculated as of March 30, 2007	Prepayment Penalties calculated as of March 30, 2007	Note Purchase Prices as of March 30, 2007

AJW Partners LLC	$115,998	$34,799	$150,797

AJW Offshore, Ltd.	$403,576	$121,073	$524,649

AJW Qualified Partners, LLC	$272,273	$81,682	$353,955

New Millennium Capital Partners II, LLC	$13,694	$4,108	$17,802

Total	$805,541	$241,662	$1,047,203

EXHIBIT C

WARRANT PRICES

	No. of Warrants	Price

AJW Partners LLC	1,152,000	$37,201

AJW Offshore, Ltd.	4,008,000	$129,427

AJW Qualified Partners, LLC	2,704,001	$87,318

New Millennium Capital Partners II, LLC	135,999	$4,392

Total	8,000,000	$258,338

EXHIBIT D

COMPANY SHARES

The Company shall issue the Company Shares to the Sellers as follows:

No. of Shares

AJW Partners LLC	324,000

AJW Offshore, Ltd.	1,127,250

AJW Qualified Partners, LLC	760,500

New Millennium Capital Partners II, LLC	38,250

Total	3,250,000

EXHIBIT E

MONTHLY NOTE PAYMENTS

Following the execution of this Agreement, the Company shall pay each Seller the respective amounts set forth in the table below, provided that the obligation to make such payments shall terminate on delivery of the Purchase Price to Sellers pursuant to Section 1.4 of the Agreement:

Due February 1, 2007	Principal	Interest	Penalty	Total per Seller
AJW Partners	$8,000	$1,121.08	$146.66	$9,267.74
AJW Offshore	$27,833.33	$3,900.42	$510.27	$32,244.02
AJW Qualified	$18,777.78	$2,631.42	$344.25	$21,753.45
New Millennium	$944.44	$132.35	$17.31	$1,094.10
Total	$55,555.55	$7,785.27	$1,018.49	$64,359.31

Due February 28, 2007	Principal	Interest	Penalty	Total per Seller
AJW Partners	$8,000	$951.22	$137.78	$9,089
AJW Offshore	$27,833.33	$3,309.44	$479.34	$3,162.11
AJW Qualified	$18,777.78	$2,232.72	$323.39	$21,333.89
New Millennium	$944.44	$112.30	$16.27	$1,073.01
Total	$55,555.55	$6,605.68	$956.78	$63,118.01